Registration No.
_____________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                           _________________________

                           PARKER-HANNIFIN CORPORATION
            (Exact name of registrant as specified in its charter)

          Ohio                                                34-0451060
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                     17325 Euclid Avenue, Cleveland, Ohio 44112
            (Address of principal executive offices including zip code)

                          PARKER-HANNIFIN CORPORATION
                         1993 STOCK INCENTIVE PROGRAM
                            (Full title of the plan)

                           Joseph D. Whiteman, Esq.
                 Vice President, General Counsel and Secretary
                          Parker-Hannifin Corporation
                              17325 Euclid Avenue
                            Cleveland, Ohio  44112
                    (Name and address of agent for service)

                                (216) 531-3000
            (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                       Proposed
 Title of                              maximum
securities        Amount               offering     aggregate       Amount of
 to be            to be                price per    offering        registration
registered        registered           share        price           fee
______________________________________________________________________________
Common Stock,
par value
$.50 per share    2,000,000 shares(1)  $41.00(2)    $82,000,000(2)  $28,275.86
______________________________________________________________________________

(1) Such additional indeterminable number of shares of Common Stock is hereby registered as may be required by reason of the anti-dilution provisions of the Parker-Hannifin Corporation 1993 Stock Incentive Program.

(2) In accordance with Rule 475(h) of the General Rules and Regulations under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 18, 1994.

Page 1 of 68                        Exhibit Index Appears on Sequential Page 9

                                    Part II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Parker-Hannifin Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (1)   Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

     (2) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993, and December 31, 1993;

     (3) Current Report on Form 8-K filed with the Commission on April 14, 1994; and

     (4) The description of the Company's Common Stock, par value $.50 per share, including related Rights, contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 6, 1987 and any amendments and reports filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Company's 1993 Stock Incentive Program have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Company's Code of Regulations provides as follows:

     The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the articles of incorporation or the regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Section 1701.13(E) of the Ohio Revised Code provides as follows:

   (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, or employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under divisions (E)(1) and (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (E)(1) and
(2) of this section.  Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c)  By the shareholders; or

          (d) By the court of common pleas or the court in which such action, suit, or proceeding was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

        (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in divisions (E)(1) and
(2) of this section, the articles or the regulations of a corporation state by specific reference to this division that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in divisions (E)(1) and
(2) of this section is pursuant to Section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to any other rights granted to those seeking indemnification under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to divisions (E)(1) and (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)(5), (6), or (7).

     (9) As used in this division, references to "corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Under the terms of an Executive Liability and Indemnification Insurance Policy, filed as Exhibit 10(d) to the Registrant's Form 10-K for the fiscal year ended June 30, 1986, to which reference is hereby made, each director and certain officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "1933 Act").

     Under the terms of an Indemnification Agreement, filed as Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended June 30, 1987, to which reference is hereby made, each Director and certain officers of the Registrant are insured against certain liabilities, including liabilities arising under the 1933 Act.

Item 8.  EXHIBITS.


Exhibit No.                 Description of Exhibit

   4(a)     Amended Articles of Incorporation of the Company as of October 22,
            1986.

   4(b)     Code of Regulations of the Company revised as of October, 1985.

   4(c) Rights Agreement dated as of February 10, 1987 between the Company and Ameritrust Company National Association.

   5        Opinion of Counsel

  23(a)     Consent of Independent Auditors

  23(b)     Consent of Counsel (included in Exhibit 5)

  24        Power of Attorney

Item 9.  UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 20th day of April, 1994.


                                          PARKER-HANNIFIN CORPORATION



                                          By:   Joseph D. Whiteman
                                                Joseph D. Whiteman
                                                Vice President, General Counsel
                                                and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Officers and Directors of Parker-Hannifin Corporation:


PATRICK S. PARKER, Chairman of the Board and Director; DUANE E. COLLINS, President, Chief Executive Officer and Director; MICHAEL J. HIEMSTRA, Vice President-Finance and Administration and Principal Financial Officer; HAROLD C. GUERITEY, JR., Controller and Principal Accounting Officer; JOHN G. BREEN, Director; PAUL C. ELY, JR., Director; ALLEN H. FORD, Director; FRANK A. LePAGE, Director; PETER W. LIKINS, Director; ALLAN L. RAYFIELD, Director; PAUL G. SCHLOEMER, Director; WOLFGANG R. SCHMITT, Director; WALTER SEIPP, Director; and DENNIS W. SULLIVAN, Director


      This registration statement has been signed on behalf of the above-named directors and officers of the Company by Joseph D. Whiteman, Vice President, General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  April 20, 1994                    By:   Joseph D. Whiteman
                                                Joseph D. Whiteman
                                                Attorney-in-Fact

                                 EXHIBIT INDEX

                                                               Page Number
Exhibit                                                        in Sequentially
Number                        Exhibit Description              Numbered Copy

 4(a)          Amended Articles of Incorporation of the
               Company as of October 22, 1986.                       10

 4(b)          Code of Regulations of the Company revised
               as of October, 1985.                                  22

 4(c)          Rights Agreement, dated as of February 10,
               1987, between the Company and Ameritrust
               Company National Association.                         27

 5             Opinion of Counsel                                    66

23(a)          Consent of Independent Auditors                       67

23(b)          Consent of Counsel (included in Exhibit 5)            ---

24             Power of Attorney                                     68

                                  EXHIBIT 4(a)


AMENDED ARTICLES OF INCORPORATION OF PARKER-HANNIFIN CORPORATION


FIRST. The name of this Corporation is Parker-Hannifin Corporation.

SECOND. The place in the State of Ohio where its principal office is located is the City of Cleveland, in Cuyahoga County.

THIRD. The purpose or purposes for which it is formed are:

1. To buy or otherwise acquire, produce, manufacture, assemble, repair, or otherwise process, and to sell, lease, or otherwise dispose of, and generally to deal in machinery, equipment, pipe fittings, valves, mechanical appliances, and parts therefor of every kind and description.

2. To manufacture, compound, refine, fabricate, prepare, process, convert, or otherwise turn substances of every kind and description into compounds, combinations, forms, and products of any kind which can be developed or made therefrom.

3. To undertake, conduct, assist, promote, and participate in every kind of chemical, industrial, manufacturing, mercantile, or mining enterprise, business, undertaking, venture, or operation in any state, territory, dependency, or colony of the United States, or its insular possessions, or in the District of Columbia, or in any foreign country.

4. To acquire by purchase or otherwise and to own, hold, improve, develop, maintain, use, lease, sell, convey, transfer, mortgage, guarantee, pledge, exchange, or otherwise deal in or dispose of real and personal property, tangible or intangible, including minerals of all kinds, of any character whatsoever, including, but not by way of limitation, letters patent, patent rights, copyrights, licenses, and franchises, and any or all interests of rights therein.

5. To purchase, apply for, register, obtain, or otherwise acquire, and to hold, own, use, operate, develop, and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner to deal with and contract with reference to applications for letters patent, patents, patent rights, patented processes, designs, and similar rights, copyrights, trademarks, trade names, and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements, and processes, labels, designs, marks, brands, or other rights, and to work, operate, or develop the same.

6. To acquire by purchase, subscription, or otherwise, and to own, hold, invest in, sell, negotiate, assign, exchange, dispose of, transfer, pledge, hypothecate, mortgage, guarantee, deal in, lend, or borrow money upon all forms and kinds of securities, shares of stock, scrip, bonds, coupons, debentures, mortgages, notes, commercial paper, trust certificates, land trust certificates, certificates of interest, certificates of deposit, certificates of indebtedness, bills receivable, accounts receivable, contracts, obligations, investments, warrants, and interim receipts and certificates issued or created by, or claims against, any person, firm, corporation, joint stock company, trust, or association, public or private, wherever or however organized or created, or any nation, state, municipality, or political subdivision thereof, and to issue in exchange therefor, in any manner permitted by law, shares of the capital stock, bonds, or other obligations of this Corporation; and, while the holder or owner of any such securities or property, to possess and exercise in respect thereof any and all rights, powers, and privileges of ownership, including all voting, consenting, or other rights in or in respect thereof.

7. To promote, carry on, or participate with others in the organization, merger, consolidation, financing, liquidation, realization, or reorganization of corporations, partnerships, or associations engaged in any lawful business enterprise; to become interested in or participate with others in any subscription, underwriting, or syndicate; and to enter into contracts, whether alone or with others, for the purchase, issuance, and sale of any securities, property, or rights.

8. To make, enter into, perform and carry out any arrangements, contracts, and/or agreements of every kind, for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual, and/or any political or governmental division or subdivision, domestic or foreign; to obtain therefrom or otherwise to acquire by purchase, lease, assignment, or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants, and concessions; to hold, own, exercise, exploit, dispose of, and realize upon the same; and to undertake, conduct, operate, or participate in any business dependent thereon.

9. To borrow or acquire, in any manner permitted by law, money for any of the purposes of this Corporation, with or without security, and to mortgage, pledge, hypothecate, encumber in any manner, and/or place in the hands of trustees, as security for the payment of money borrowed or in fulfillment of any obligation of this Corporation, any or all property and assets which this Corporation may own or acquire; to draw, make, accept, endorse, discount and have discounted, execute, issue, and deal in every lawful manner in promissory notes, bills of exchange, debentures, bonds, warrants, scrip, drafts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof, together with interest thereon, by pledge, mortgage, conveyance, or assignment of the whole or any part of the property and assets of this Corporation, whether at the time owned or thereafter acquired.

10. To lend money on time or call and with or without collateral security, and to give credit to individuals, firms, corporations, associations, or co-partnerships, and to municipalities, states, nations or any political subdivisions thereof, and to realize upon any property taken by the Corporation as collateral security for any loans.


11. To cause or allow the legal title and/or estate, right, or interest in any property, whether real, personal, or mixed, owned, acquired, controlled, or operated by the Corporation, to remain or to be vested or registered in the name of or operated by any person, firm, association, or corporation, domestic or foreign, formed or to be formed, either upon trust for or as agents or nominees of this Corporation or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

12. To purchase its own shares in accordance with the provisions of the Ohio General Corporation Law, by action of its Board of Directors, and without action by its shareholders, such purchases to be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation, and at such prices as the Board of Directors shall from time to time determine.

13. To have one or more offices or plants, to carry on and conduct all or any part of its operations and business, without restriction or limitation as to amount, both within and without the State of Ohio; and this Corporation may qualify under the laws of, be domiciled in, and conduct any or all of its business in any city, state, commonwealth, district, territory, or colony of the United States, and in any or all foreign countries.

14. To do any one or more of the acts and things expressed in this Article THIRD either as principal or as agent or representative for any other person, firm, association, corporation, municipality, county, state, body politic, government, or dependency thereof.

15. In general to do any and all things herein set forth and, in addition, such other acts and things as are incident or conducive to the attainment of the purposes of this Corporation, or any of them, to the same extent that natural persons lawfully might or could do in any part of the world, insofar as such acts and things are not inconsistent with the provisions of the laws of the State of Ohio.

The objects and purposes specified in the foregoing clauses of this Article THIRD shall be construed both as objects and powers, and shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Article THIRD or elsewhere in these Amended Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article THIRD shall be regarded as independent objects and purposes and shall not be held to limit or restrict in any way the general powers of the Corporation to do any act permitted by the laws of the State of Ohio.


FOURTH. The authorized number of shares of the Corporation is 153,000,000 consisting of 3,000,000 shares of Serial Preferred Stock of the par value of $.50 per share (hereinafter called "Serial Preferred Stock") and 150,000,000 Common Shares of the par value of $.50 per share (hereinafter called "Common Shares").

The shares of each class shall have the following express terms:

DIVISION A
EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

1. The Serial Preferred Stock may be issued from time to time in series. All shares of Serial Preferred Stock of any one series shall be identical with each other in all respects, except as to the date from which dividends thereon shall be cumulative. All shares of Serial Preferred Stock shall rank equally and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided. Subject to the provisions of sections 2 to 8, both inclusive, of this Division A, which provisions shall apply to all shares of Serial Preferred Stock, the Board of Directors is hereby authorized to cause such shares of Serial Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may increase or decrease, except where otherwise provided in the creation of the series.

(c) The dividend rate of the series.

(d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

(e) The liquidation price of the series.

(f) The redemption rights and price or prices, if any, for shares of the series.

(g) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(h) Whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made.

(i) Restrictions (in addition to those set forth in sections 6 (b) and 6 (c) of this Division A) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation of the Corporation fixing, with respect to each such series, the matters specified in clauses
(a) to (i) both inclusive of this section 1.

2. The holders of Serial Preferred Stock of each series, in preference to the holders of Common Shares and any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors cash dividends at the rate (and no more) for such series fixed in accordance with the provisions of section 1 of this Division A, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared and set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend.

3. So long as any Serial Preferred Stock is outstanding, no dividend, except a dividend payable in Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock, shall be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock, nor shall any Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock received by the Corporation subsequent to June 30, 1967):

(a) Unless all accrued and unpaid dividends on the Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(b) Unless there shall be no default with respect to the redemption of Serial Preferred Stock of any series from, and no default with respect to any required payment into, any sinking fund provided for shares of such series in accordance with the provisions of section 1 of this Division A.

4. (a) Subject to the express terms of each series and to the provisions of section 6(b) (iii) of this Division A, the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of section 1 of this Division A, or (ii) shall from time to time make such redemptions of the Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of section 1 of this Division A, together in each case with accrued and unpaid dividends to the redemption date.

(b) Notice of every such redemption shall be mailed, by first class mail, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, directed to be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of Serial Preferred Stock so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, on surrender of the stock certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c) Any shares of Serial Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this section 4 of this Division A and any shares of Serial Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preferred Stock which are converted in accordance with their express terms shall be cancelled and not reissued. Any shares of Serial Preferred Stock otherwise acquired by the Corporation shall be restored to the status of authorized and unissued shares of Serial Preferred Stock without serial designation.

5. (a) The holders of Serial Preferred Stock of any series shall, in case of liquidation, dissolution or winding up of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division A, plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 5 of this Division A.

6. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Shares shall vote together as one class on all matters.

If, and so often as, the Corporation shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series voting separately as a class and in addition to all other rights to vote for Directors shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than a majority of the outstanding shares of Serial Preferred Stock of all series are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event herein above specified in this section 6 (a).

In the event of default entitling the holders of Serial Preferred Stock to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of not less than a majority of the outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as herein before provided.

The two Directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provision shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(b) The vote or consent of the holders of at least two-thirds of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

(i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized or outstanding number of shares of, Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the increase by the shareholders pursuant to the Code of Regulations of the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all then outstanding series of Serial Preferred Stock, only the vote or consent of the holders of at least two-thirds of the number of the then outstanding shares of the series so affected shall be required;

(ii) The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Serial Preferred Stock; or

(iii) The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all the then outstanding shares of Serial Preferred Stock except in accordance with a purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends on all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable to all Serial Preferred Stock shall have been complied with.

(c) The vote or consent of the holders of at least a majority of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary (but so far as the holders of Serial Preferred Stock are concerned such action may be effected with such vote or consent) to authorize any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock.

7. No holder of Serial Preferred Stock of any series shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

8. For the purposes of this Division A:

(a) Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock.

(b) Whenever reference is made to shares "on a parity with the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation on an equality with the rights of the holders of Serial Preferred Stock.

(c) Whenever reference is made to shares "ranking junior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the

Corporation are junior or subordinate to the rights of the holders of Serial Preferred Stock.

DIVISION B
EXPRESS TERMS OF COMMON SHARES

1. The Common Shares shall be subject to the express terms of the Serial Preferred Stock and any series thereof. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each share held by them upon all matters presented to the shareholders.

2. No holder of Common Shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

FIFTH.

A. A Business Combination (as hereinafter defined) shall be authorized and approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote generally in elections of Directors; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if:

1. The Board of Directors of the Corporation by affirmative vote, which shall include not less than a majority of the entire number of Continuing Directors (as hereinafter defined), (a) has approved in advance the acquisition of those outstanding shares of the Corporation which caused the Interested Party (as hereinafter defined) to become an Interested Party or (b) has approved the Business Combination; or

2. The Business Combination is a merger or consolidation and the cash or Fair Market Value of other consideration to be received per share by holders of the Common Shares and, if outstanding, the Serial Preferred
Stock of the Corporation in said merger or consolidation is not less than an amount equal to (a) the highest of (i) the highest per share price, including commissions, paid by the Interested Party for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the Interested Party of any such shares, (ii) the highest sales price reported for shares of the same class or series traded on a national securities exchange or in the over-the-counter market during the two-year period preceding the first public announcement of the proposed Business Combination, or (iii) in the case of the Serial Preferred Stock, the amount of the per share liquidation preference, plus (b) interest compounded annually from the date on which the Interested Party became an Interested Party through the date of the Business Combination (the "Interest Period") at the average discount interest rate on six-month U.S. Treasury Bills, as published each week, less (c) the aggregate amount of any cash dividends paid on the shares of the same class or series during the Interest Period, in an amount up to but not exceeding the amount of interest so payable per share under clause (b) hereof.

B. For purposes of this Article Fifth:

1. The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Party, (b) any merger or consolidation of an Interested Party with or into the Corporation or a subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) in which an Interested Party is involved, of any of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary having a Fair Market Value in excess of $20,000,000,
(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Party, (e) the issuance or transfer (in one transaction or a series of transactions) by the Corporation or a subsidiary of the Corporation to an Interested Party of any securities of the Corporation or such subsidiary, which securities have a Fair Market Value of $20,000,000 or more, or (f) any recapitalization, reclassification, merger or consolidation involving the Corporation or a subsidiary of the Corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the Corporation or such subsidiary.
2. The term "Interested Party" shall mean and include (a) any individual, corporation, partnership, trust or other person or entity which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 24, 1984) is or, with respect to a Business Combination, was within two years prior thereto a beneficial owner of shares aggregating twenty percent (20%) or more of the aggregate voting power of any class of capital stock of the Corporation entitled to vote generally in the election of Directors, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party, the number of shares deemed to be outstanding shall include shares which the Interested Party or any of its affiliates or associates has the right to acquire (whether immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, but shall not include any other shares which may be issuable to any other person.

3. The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

4. "Fair Market Value" shall mean the fair market value of the property in question as determined by a majority of the Continuing Directors in good faith.

C. The provisions of this Article Fifth shall be construed liberally to the end that the consideration paid to holders whose shares are acquired by an Interested Party in connection with a merger or consolidation shall not be less favorable than that paid to holders of such shares prior to such merger or consolidation. Nothing contained in this Article Fifth shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law.

D. Notwithstanding any other provision of the Amended Articles of Incorporation or the Regulations of the Corporation and notwithstanding the fact that a lesser percentage may be specified by law, these Amended Articles or the Regulations of the Corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article Fifth; provided, however, that this paragraph D shall not apply to, and the eighty percent (80%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by the Board of Directors of the Corporation if the recommendation has been approved by at least two-thirds of the Continuing Directors.

SIXTH. These Amended Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation

                                  Exhibit 4(b)


Code of Regulations
Parker-Hannifin Corporation

Article I.  MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting.

The annual meeting of shareholders for the election of Directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held on the fourth Wednesday in October of each year or on such other day during the fourth month following the end of the fiscal year of the Corporation, at such time during business hours and at such place, either within or without the State of Ohio, as may be designated by the Board of Directors and specified in the notice of such meeting.

Section 2. Special Meetings.

Special meetings of shareholders may be held on any business day, when called by the Chairman of the Board, the President, or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, the Board of Directors acting at a meeting, a majority of the Directors acting without a meeting, or the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten nor more than sixty days after receipt of the request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative.
Each special meeting shall be called to convene between 10:00 A.M.
and 2:30 P.M. and shall be held at the principal office of the Corporation, unless the meeting is called by the Directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio, designated by the Board of Directors and specified in the notice of such meeting.

Section 3. Notice of Meeting.

Not less than ten nor more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary, or an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date. If mailed, such notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation.


Section 4.  Quorum; Adjournment.

Except as may be otherwise provided by law or the Articles of Incorporation, at any meeting of shareholders the shareholders present in person or by proxy shall constitute a quorum for such meeting, but no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.


Article II.  BOARD OF DIRECTORS

Section 1.  Number and Classification; Election; Term of Office.

The Board of Directors shall be divided into three classes. The number of Directors in each class may be fixed or changed (a) at any meeting of shareholders called to elect Directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal, or (b) by the Directors at any meeting of the Board of Directors by the vote of a majority of the Directors then in office except that, after the number of Directors in any class has been fixed by the shareholders, the Directors may not increase or decrease that number of Directors in that class by more than one.
No class of directors shall consist of less than three Directors. Unless and until otherwise so fixed or changed, one class shall consist of six Directors and each other class shall consist of five Directors. A separate election shall be held for each class of Directors at any meeting of shareholders at which a member or members of more than one class of Directors is being elected. At each annual election, the Directors elected to the class whose term shall expire in that year shall hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term that shall coincide with the full term or the remainder of the term, as the case may be, of such class.
Section 2. Directors Elected by Holders of Serial Preferred Stock.

The provisions of Section 1 shall not apply to any Directors elected by the holders of Serial Preferred Stock of all series voting separately as a class in the event of default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any outstanding series of Serial Preferred Stock. Any such Directors shall not be classified and shall be elected to serve until the next annual meeting of shareholders and until their respective successors are elected, or until such default is cured, whichever occurs first.

Section 3. Vacancies.

In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the Directors then in office, though less than a majority of the whole authorized number of Directors, may, by vote of a majority of their number, fill any such vacancy for the unexpired term.

Section 4. Meetings of Directors.

Meetings of Directors may be called by the Chairman of the Board, or the President, or any four Directors. Such meetings may be held at any place within or without the State of Ohio, and may be held through any communications equipment if all persons participating can hear each other. Participation in a meeting of Directors held through communications equipment pursuant to this Section 4 of
Article II shall constitute presence at such meeting. Written notice of the time and place of each meeting of Directors shall be given to each Director by personal delivery, or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting. Notice of adjournment of a meeting of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 5. Quorum.

A majority of the Directors in office shall constitute a quorum for any meeting of Directors; provided that a majority of the Directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Article III.  COMMITTEES

The Board of Directors may at any time appoint from its members an Executive, Audit, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable to take the place of any absent member or members at any meeting of such committee.
Each member and each alternate shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors, however conferred, as may, from time to time, be delegated by the Board of Directors, other than that of filling vacancies in the Board of Directors or in any committee thereof. Each committee shall keep a written record of all actions taken by it. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, including meetings by means of communications equipment, and for its own methods of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing or writings signed by all of its members.


Article IV.  OFFICERS

Section 1. Designation and Election.

The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Corporation may also have such other officers and assistant officers as may be deemed necessary. The officers shall be elected by the Board of Directors, at least annually. Assistant officers may be appointed by the Chairman of the Board or the President. The Chairman of the Board and the President shall be Directors, but none of the other officers need be a Director.

Section 2. Authority and Duties of Officers.

The officers of the Corporation shall have such authority and perform such duties as are customarily incident to their respective offices, or as may be determined, from time to time, by the Board of Directors.


Article V.  CORPORATE SEAL

The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the word "Seal".

Article VI.  AMENDMENTS

These Regulations may be amended in any respect, or new regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power on such proposal.


Article VII.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the articles of incorporation or the regulations, or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                 EXHIBIT 4 (c)


                          PARKER-HANNIFIN CORPORATION

                                      and

                    AMERITRUST COMPANY NATIONAL ASSOCIATION


                               RIGHTS AGREEMENT
                         Dated as of February 10, 1987



                               TABLE OF CONTENTS

                                                                   PAGE

         RECITALS.................................................   1

         Section 1. Certain Definitions...........................   1

         Section 2. Appointment of Rights Agent...................   3

         Section 3. Issue of Right Certificates...................   3

         Section 4. Form of Right Certificates....................   5

         Section 5. Countersignature and Registration.............   5

         Section 6. Transfer, Split Up, Combination and
                      Exchange of Right Certificates;
                      Mutilated, Destroyed, Lost or Stolen
                      Right Certificates..........................   5

         Section 7. Exercise of Rights; Purchase Price;
                      Expiration Date of Rights...................   6

         Section 8. Cancellation and Destruction of
                      Right Certificates..........................   7

         Section 9. Reservation and Availability of
                      Common Shares...............................   7

         Section 10. Common Shares Record Date....................   8

         Section 11. Adjustment of Purchase Price, Number
                      and Type of Shares or Number of Rights......   8

         Section 12. Certificate of Adjusted Purchase
                      Price or Number of Shares...................   17

                              TABLE OF CONTENTS
                                  (continued)
                                                                    PAGE

         Section 13. Notice of Adjusted Purchase Price
                      or Number or Type of Shares to
                      Holders of Rights...........................   17

         Section 14. Fractional Rights and Fractional Shares......   17

         Section 15. Rights of Action.............................   18

         Section 16. Agreement of Rights Holders..................   19

         Section 17. Right Certificate Holder Not Deemed
                      a Shareholder...............................   19

         Section 18. Concerning the Rights Agent...................  20

         Section 19. Merger or Consolidation or Change
                      of Name of Rights Agent......................  20

         Section 20. Duties of Rights Agent........................  21

         Section 21. Change of Rights Agent........................  23

         Section 22. Issuance of New Right Certificates............  24

         Section 23. Redemption....................................  24

         Section 24. Notice of Certain Events......................  25

         Section 25. Notices.......................................  26

         Section 26. Supplements and Amendments....................  27

         Section 27. Successors............. ......................  27

         Section 28. Benefits of this Agreement....................  28

         Section 29. Action by Directors...........................  28

         Section 30. Severability..................................  28

         Section 31. Governing Law.................................  28

         Section 32. Counterparts..................................  28

         Section 33. Descriptive Headings..........................  28

         Exhibit A.................................................  A-l

         Exhibit B.................................................  B-l

      Rights Agreement, dated as of February 10, 1987 ("Agreement"), between Parker-Hannifin Corporation, an Ohio corporation (the "Company"), and AmeriTrust Company National Association, a National Banking Association headquartered in Cleveland, Ohio (the "Rights Agent").

                                   RECITALS

      The Directors of the Company have authorized and declared a dividend consisting of one right ("Right") for each Common Share, $.50 par value, of the Company ("Common Share") outstanding as of the close of business on February 18, 1987 (the "Record Date"), each Right representing the right to purchase one Common Share, and have authorized the issuance of one Right with respect to each Common Share issued after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof), including, without limitation, Common Shares issued upon conversion of the Company's convertible securities and upon exercise of employee stock options and Common Shares which are treasury shares as of the Record Date and subsequently become outstanding.

      Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary or any employee benefit or stock ownership plan of the Company or an entity holding Common Shares for or pursuant to the terms of any such plan.

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

(c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (i) which such person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

      (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or

Associates until such tendered securities are accepted for purchase or payment; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding; or

      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

(d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Ohio and New York are authorized or obligated by law or executive order to close.

(e) "Close of business" on any given date shall mean 5:00 P.M., Cleveland, Ohio time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

(f) "Common Shares" when used with reference to the Company shall mean the Common Shares, par value, $.50 per share, of the Company; provided that, if the Company is the continuing or surviving corporation in a transaction described in Section ll(d)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls the Company. "Common Shares" when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first-mentioned corporation or business trust.

(g) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(h) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

(i) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.

Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the tenth calendar day after the Share Acquisition Date or (ii) the tenth calendar day after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than the Company or any employee benefit plan of the Company) for 20% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares in the stock transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date upon instruction from the Company, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share so held, subject to adjustment, together with a notice setting forth the Purchase Price (as defined in Section 4 hereof) as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

      Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

     The Rights represented by this Right Certificate were issued to or acquired by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section ll(a)(ii) or Section ll(d) of the Rights Agreement.

(b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company as of such date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Expiration Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares issued (including, without limitation, any certificates for Common Shares issued upon conversion of the Company's convertible securities or upon exercise of stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date, shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Shares or the Rights may from time to time be listed, or to conform to usage:

     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Parker-Hannifin Corporation and AmeriTrust Company National Association, dated as of February 10, 1987 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Parker-Hannifin Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. Parker-Hannifin Corporation will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

      With respect to certificates containing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.


Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in New York, New York or Cleveland, Ohio, books for registration and transfer of the Right Certificates issued hereunder.
Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent in New York, New York or Cleveland, Ohio. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York or Cleveland, Ohio, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the close of business on the earlier of (i) February 17, 1997 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the "Expiration Date").

(b) The Purchase Price shall initially be $100, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)   Upon receipt of a Right Certificate representing exercisable
Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid or depository receipts to be issued in lieu of the issuance of fractional shares in accordance with Section 14 hereof or the amount of cash to be paid in lieu of the issuance of Common Shares in accordance with Sections ll(a)(iii) or ll(d) hereof, (iii) promptly after receipt of such certificates (or depository receipts, when appropriate), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer assets, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. RESERVATION AND AVAILABILITY OF COMMON SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof.

      So long as the Company's Common Shares are listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

      The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of

Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal.

      The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

Section 10. COMMON SHARES RECORD DATE. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OF NUMBER OF RIGHTS. The Purchase Price, the number and type of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section ll(a) or in Section ll(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section ll(a)(i) and Section ll(a)(ii) hereof or Section ll(d) hereof, the adjustment provided for in this Section ll(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section ll(a)(ii) or Section ll(d) hereof.

      (ii)  In the event that

            (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to Section ll(d)(ii) hereof, (2) merge or otherwise combine with any Subsidiary, (3) in one or more transactions, transfer any assets to the Company or any Subsidiary in exchange (in whole or in part) for shares of any class of capital stock of the Company or any Subsidiary or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary, or otherwise obtain from the Company or any Subsidiary, with or without consideration, any additional shares of any class of capital stock of the Company or any Subsidiary or securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any Subsidiary), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any Subsidiary, other than in a transaction subject to Section ll(d) hereof, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (5) receive any compensation from the Company or any Subsidiary other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any Subsidiaries, or

            (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section ll(d) hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the then number of Common Shares for which a Right is then exercisable, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section ll(e) hereof) on the date of the occurrence of any one of the events listed above in this subparagraph (ii). Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this subparagraph (ii), any Rights that are or were at any time beneficially owned by any Acquiring Person or any Associate or Affiliate of such Acquiring Person (which Acquiring Person, Associate or Affiliate is engaging in one or more of the transactions set forth in subparagraph (ii)(A) above, or realizing the benefit set forth in subparagraph (ii)(B) above, as the case may be) after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

      (iii) In the event that there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in Treasury to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; PROVIDED, HOWEVER, if the Company is unable to cause the authorization of additional Common Shares then, notwithstanding any other provision of this Agreement, the Company with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, shall pay cash, at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of any of the events specified in the foregoing subparagraph (ii) in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been Paid in full.

            (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (as determined pursuant to Section ll(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section ll(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section ll(e) hereof) on such record date, less the fair market value (as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (d) In the event that, directly or indirectly, (i) the Company shall consolidate with, or merge with or into, any Acquiring Person or any Associate or Affiliate of any Acquiring Person and the Company shall not be the continuing or surviving corporation of such merger or combination, (ii) any Acquiring Person or any Associate or Affiliate of any Acquiring Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, and in each such case, proper provision shall be made so that (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase
Price multiplied by the then number of Common Shares for which a Right is then exercisable, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of such surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in clause (ii) above), as the case may be, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is then exerciseable and dividing that product by (y) 50% of the current per share market price of the Common Shares of such Person (determined pursuant to Section ll(e) hereof) immediately prior to the consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with
Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. Notwithstanding the foregoing, if the surviving, resulting or acquiring Person in any of the events listed above in subparagraphs (i) through (iii), inclusive, is not a corporation or business trust, then, and in each such case, if such surviving, resulting or acquiring Person is directly or indirectly wholly owned by a corporation or business trust, then all references to Common Shares of such surviving, resulting or acquiring Person in this Section ll(d) shall be deemed to be references to the Common Shares of the corporation or business trust which ultimately controls such Person, and if there is no such corporation or business trust, (Y) proper provision shall be made so that such surviving, resulting or acquiring Person shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if such surviving, resulting or acquiring Person had been a corporation or a business trust; and (Z) all other provisions of this Section ll(d) shall apply to the issuer of such securities as as if such securities were Common Shares. The Company shall not consummate any of the transactions listed above in subparagraphs (i) through (iii), inclusive, unless prior thereto the Company and the issuer of the Common Shares or other securities, as the case may be, shall have executed and delivered to the Rights Agent a supplemental agreement so providing. Notwithstanding the foregoing, upon the occurrence of any of the events listed above in subparagraphs (i) through (iii), inclusive, any Rights that are or were at any time beneficially owned by any Acquiring Person or any Associate or Affiliate of such Acquiring Person (which Acquiring Person, Associate or Affiliate is engaging in one or more of the transactions set forth in subparagraphs (i) through (iii), inclusive, above) after the date upon which such Acquiring
Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The provisions of this Section ll(d) shall similarly apply to successive mergers or consolidations or sales or other transfers.

            In the event that the Company shall be the continuing or surviving corporation in a merger or combination referred to in subparagraph (ii) above and Common Shares of the Company are required to be issued upon exercise of the Rights following such merger or consolidation, and if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in Treasury to permit the exercise in full of the Rights in accordance with the foregoing, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; PROVIDED, HOWEVER, if the Company is unable to cause the authorization of additional Common Shares then, notwithstanding any other provision of this Agreement, the Company with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, shall pay cash, at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the merger or combination referred to in subparagraph (ii) above, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

            (e) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares (i) of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            (f) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section ll(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

            (g) If as a result of an adjustment made pursuant to Section ll(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

            (h) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (i) Unless the Company shall have exercised its election as provided in Section ll(j) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections ll(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (j) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.
This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section ll(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (k) Irrespective of any adjustment or change in the Purchase Price or the number or type of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number o~ shares which were expressed in the initial Right Certificate issued hereunder.

            (l) Before taking any action that would cause an adjustment reducing the Purchase Price below the then Par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

            (m) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (n) Anything in Sections 11 (a) through (m), inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this
Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

            (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of shares of Common Stock (or fractions of a share) for which a Right is exercisable or the number or Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections ll(a)(ii) and ll(d) hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

Section 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment, (including a description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for such adjustment and promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate.

Section 13.  NOTICE OF ADJUSTED PURCHASE PRICE OR NUMBER
OR TYPE OF SHARES TO HOLDERS OF RIGHTS. Whenever an adjustment is made as provided in Section 11 hereof after the Distribution
Date, the Company shall mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with
Section 25 hereof.

Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors of the Company shall be used and shall be conclusive for all purposes.

            (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. Fractions of Common Shares may, at the election of the Company, be evidenced by depository receipts, pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section ll(e) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional
Rights or any fractional shares upon exercise of a Right.

Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares); without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

            (b)  after the Distribution Date, the Right
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent in New York, New York or Cleveland, Ohio, duly endorsed or accompanied by a proper instrument of transfer; and

            (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

      The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME
OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound
   a)  The Rights Agent may consult with legal
counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

   (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

   (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

   (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates
(except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

   (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

   (f) The Company agrees that it will Perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

   (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Secretary, the Treasurer, the Chief Financial Officer or any Assistant General Counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

   (h)  The Rights Agent and any stockholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

   (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

   (j) The Rights Agent shall promptly remit to the Company any funds paid to it upon exercise of the Rights pursuant to Section 7 hereof.

Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Ohio or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New York), in good standing, having a principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


Section 23.  REDEMPTION.  (a)  The Directors of the
Company may, at their option, at any time prior to 5:00 P.M., Cleveland, Ohio time, on the earlier of (i) the fifteenth calendar day following the Share Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.05 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

            (b) In addition, if at any time the Company shall merge with or into, or consolidate with, any Person in a transaction which is not covered by either Section ll(a)(ii) or Section ll(d) hereof (and which will not, in connection with any other related transactions, result in any material assets of the Company becoming under the direct or indirect ownership or control of any Person who at any time has been an Acquiring Person or an Associate or an Affiliate of an Acquiring Person), and as a result of such transaction either (i) the Company is not the continuing or surviving corporation of, such merger or consolidation, or (ii) all of the Company's outstanding Common Shares become owned by another Person (or such Person together with its Affiliates and Associates), then in connection with the consummation of such merger or consolidation, the Directors of the Company may, at their option, redeem (at any time, including without limitation, after the Distribution Date) all but not less than all of the then-outstanding Rights at the Redemption Price.

            (c) Immediately upon the action of the Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Directors ordering the redemption of the Rights, the Company shall publicly announce such action. Within 10 calendar days after ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

            (d) At any time following the Share Acquisition Date, the Directors of the Company may relinquish their rights to redeem the Rights under paragraphs (a) or (b) above, or both, by duly adopting a resolution to that effect.
Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and without any notice.

Section 24. NOTICE OF CERTAIN EVENTS. In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) or (b) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or
(b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

   In case any of the events set forth in Section ll(a)(ii) or Section ll(d) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

       Parker-Hannifin Corporation

       17325 Euclid Avenue
       Cleveland, Ohio 44112
       Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

       AmeriTrust Company National Association

       900 Euclid Avenue
       Cleveland, Ohio 44101
       Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares, except for a supplement or amendment which would change the Redemption Price or the Final Expiration Date or reduce the number of Common Shares for which a Right is then exercisable. No such supplement or amendment shall affect the rights, duties, obligations or compensation of the Rights Agent without its written consent. From and after the Distribution Date, the Company and the Rights Agent may at any time and from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights.

Section 27.  SUCCESSORS.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, any Acquiring Person or its Affiliates or Associates if at the time of or after such consolidation, merger or sale there would be any charter or by-law provisions or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights without the affirmative vote of the holders of at least 80% of the then-outstanding Rights beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section.

Section 28.  BENEFITS OF THIS AGREEMENT.  Nothing in
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

Section 29. ACTION BY DIRECTORS. Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Directors of the Company, such action may be taken by the Executive Committee of the Directors or by any other duly authorized committee thereof.

Section 30.  SEVERABILITY.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31.  GOVERNING LAW.  This Agreement and each
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 32.  COUNTERPARTS.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, this 10th day of February, 1987.




PARKER-HANNIFIN CORPORATION


Attest:


        J.D. Whiteman                    P.G. Schloemer
        ____________________             ____________________
        J.D. Whiteman                    P.G. Schloemer
        Secretary                        President and Chief Executive Officer


Attest:                        AMERITRUST COMPANY NATIONAL
                               ASSOCIATION


        D.A. Hogan                       B. William Bedy
        ____________________             ____________________
        D.A. Hogan, Trust Officer        B. William Bedy, Vice President

                                                            Exhibit A


               [Form of Right Certificate]


         Certificate No. R-                                 Rights

    NOT EXERCISABLE AFTER February 17, 1997 OR
    EARLIER IF REDEEMED.  THE RIGHTS ARE
    SUBJECT TO REDEMPTION, AT THE OPTION OF THE
    COMPANY, AT $.05 PER RIGHT ON THE TERMS SET
    FORTH IN THE RIGHTS AGREEMENT.  [THE RIGHTS
    REPRESENTED BY THIS CERTIFICATE WERE ISSUED
    TO OR ACQUIRED BY A PERSON WHO WAS AN
    ACQUIRING PERSON OR AN AFFILIATE OR
    ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH
    TERMS ARE DEFINED IN THE RIGHTS
    AGREEMENT).  THIS RIGHT CERTIFICATE AND THE
    RIGHTS REPRESENTED HEREBY MAY BECOME VOID
    IN THE CIRCUMSTANCES SPECIFIED IN SECTION ll(a)(ii) OR SECTION ll(d) OF THE RIGHTS
    AGREEMENT.*]
                    Right Certificate
               PARKER-HANNIFIN CORPORATION


      This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February __, 1987 (the "Rights Agreement") between Parker-Hannifin Corporation, an Ohio corporation (the "Company"), and AmeriTrust Company National Association, a National Banking Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on February 17, 1997 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one fully paid nonassessable Common Share, par value $.50 per share (a "Common Share") of the Company, at a purchase price of $100 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly

_________________________
* The portion of the legend in brackets shall be inserted only if applicable.

executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 18, 1987, based on the Common Shares as constituted at such date.


      As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.


      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.


      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent in New York, New York or Cleveland, Ohio, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.


      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.


      No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.


      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of February 18, 1987.


ATTEST:                        PARKER-HANNIFIN CORPORATION


Secretary                      Title:


Countersigned:

BY
   Authorized Signature


[Form of Reverse Side of Right Certificate]


FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

      FOR VALUE RECEIVED, ____________________________________
hereby sells, assigns and transfers unto _____________________
______________________________________________________________
         (Please print name and address of transferee)


______________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.



Dated: _______________, 19__




                                  _____________________________
                                  Signature


Signature Guaranteed:


                       NOTICE
      The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

    FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)
To Parker-Hannifin Corporation:


      The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


_______________________________________________________________
     (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________
     (Please print name and address)

_______________________________________________________________

Dated: _______________, 19__


                               Signature

                            (Signature must conform in all
                            respects to name of holder as
                            specified on the face of this
                            Right Certificate)

Signature Guaranteed:

                                                            EXHIBIT B

        SUMMARY OF RIGHTS TO PURCHASE
                    COMMON SHARES

      On January 29, 1987, the Directors of Parker-Hannifin Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share, $.50 par value (the "Common Shares"), of the
Company. The distribution is payable on February 18, 1987 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $100 per share, subject to adjustment (the
"Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of February 10, 1987 (the "Rights Agreement") between the Company and AmeriTrust Company National Association, as Rights Agent (the "Rights Agent").

      Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) 10 days following the commencement of a tender offer or exchange offer for 20% or more of such outstanding Common Shares (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date (as defined above), separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution
Date. The Rights will expire on February 17, 1997, unless earlier redeemed by the Company as described below.

      The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) assets, stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

      In the event that an Acquiring Person merges into the Company and the Company's Common Shares are not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price. In the event that the Company is acquired by an Acquiring Person in a merger or other business combination transaction or 50% or more of its assets or earning power are sold to an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

      At any time prior to the fifteenth day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares, or, under certain circumstances, upon a merger or consolidation of the Company with or into a corporation which is not an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"). Immediately upon the action of the Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the Registry Books of the Rights Agent.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

      Prior to the Distribution Date, the Rights Agreement may be amended or supplemented by the Company and the Rights Agent without the approval of any holders of Rights in any manner, except for an amendment or supplement which would change the Redemption Price or the Final Expiration Date, or reduce the number of Common Shares for which a Right is then exercisable. After the Distribution Date, the Rights Agreement may be so amended or supplemented to cure ambiguity, correct or supplement defective or inconsistent provisions or otherwise as the Company and the Rights Agent may deem necessary or desirable and shall not adversely affect the interests of the Rights holders.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated _______________. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                  EXHIBIT 5

April 20, 1994


Parker-Hannifin Corporation
17325 Euclid Avenue
Cleveland, Ohio  44112


Re:  Corporation 1993 Stock Incentive Program


Ladies and Gentlemen:

      I have acted as counsel for Parker-Hannifin Corporation, an Ohio corporation (the "Company"), in connection with its 1993 Stock Incentive Program ("Program"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that the shares of the Company's Common Stock, par value $.50 per share (the "Common Shares"), that may be issued and sold pursuant to the Program will be duly authorized, validly issued, fully paid and nonassessable when issued and sold in accordance with the Program, provided that the consideration receivedby the Company is at least equal to the par value of the Common Shares.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 that is being filed by the Company with the Securities and Exchange Commission regarding the Program.

Very truly yours,


    Thomas A. Piraino, Jr.
    Thomas A. Piraino, Jr.
    Vice President - Law

                                 Exhibit 23(a)




                   CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-8 of our report dated August 10, 1993, on our audits of the financial statements and financial statement schedules of Parker Hannifin Corporation.


                                               COOPERS & LYBRAND
                                               COOPERS & LYBRAND



Cleveland, Ohio
April 19, 1994

                                   EXHIBIT 24
                           DIRECTORS AND OFFICERS OF
                          PARKER-HANNIFIN CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the "Company"), hereby (1) constitutes and appoints Duane E. Collins, Michael J. Hiemstra, Patrick S. Parker and Joseph D. Whiteman, collectively and individually, as his agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his behalf and in his name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of up to 2,000,000 additional shares of the Company's Common Stock, par value $.50 per share, for issuance under the Company's 1993 Stock Incentive Program, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

      IN WITNESS WHEREOF, the undersigned directors and offices of the Company have hereunto set their hands this 14th day of April, 1994.



        P. S. Parker                        F. A. LePage
_____________________________              ______________________
    P. S. Parker, Chairman of               F. A. LePage, Director
    the Board and Director

       D. E. Collins                        P. W. Likins
_____________________________               ______________________
    D. E. Collins, Chief Executive          P. W. Likins, Director
    Officer and Director

       M. J. Hiemstra                       A. L. Rayfield
_____________________________               ______________________
    M. J. Hiemstra, Principal               A. L. Rayfield, Director
    Financial Officer

     H. C. Gueritey, Jr.                    P. G. Schloemer
_____________________________               _______________________
    H. C. Gueritey, Jr.                     P. G. Schloemer, Director
    Principal Accounting Officer


       J. G. Breen                          W. R. Schmitt
_____________________________               _______________________
    J. G. Breen, Director                   W. R. Schmitt, Director

      P. C. Ely, Jr.                        W. Seipp
_____________________________               _______________________
    P. C. Ely, Jr. Director                 W. Seipp, Director

       A. H. Ford                           D. W. Sullivan
_____________________________               _______________________
    A. H. Ford, Director                    D. W. Sullivan, Director